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                                                                     EXHIBIT 5.1



                                                               November 30, 2000



Arrow Electronics, Inc.
25 Hub Drive
Melville, NY 11747

                          Re: Arrow Electronics, Inc. Offer to Exchange Floating Rate Exchange Notes due October 5, 2001, 8.20% Senior Exchange Notes due October 1, 2003, 8.70% Senior Exchange Notes due October 1, 2005 and 9.15% Senior Exchange Notes due October 1, 2010 for any and all outstanding Floating Rate Notes due October 5, 2001, 8.20% Senior Notes due October 1, 2003, 8.70% Senior Notes due October 1, 2005 and 9.15% Senior Notes due October 1, 2010.

Ladies and Gentlemen:

          We are acting as special counsel for Arrow Electronics, Inc., a New York corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended, relating to the proposed issuance, in exchange for $1,075,000,000 aggregate principal amount of the Company's Floating Rate Notes due October 5, 2001, 8.20% Senior Notes due October 1, 2003, 8.70% Senior Notes due October 1, 2005 and 9.15% Senior Notes due October 1, 2010 (the "Original Notes"), of $1,075,000,000 aggregate principal amount of the Company's Floating Rate Exchange Notes due October 5, 2001, 8.20% Senior Exchange Notes due October 1, 2003, 8.70% Senior Exchange Notes due October 1, 2005 and 9.15% Senior Exchange Notes due October 1, 2010 (the "Exchange Notes"). The Exchange Notes are to be issued pursuant to an indenture dated as of January 15, 1997 (the "Indenture"), between the Company and The Bank of New York (as successor to Bank


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of Montreal Trust Company), as trustee. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

          We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed it necessary to require as a basis for the opinions hereinafter expressed, including the Indenture, the Exchange and Registration Rights Agreement, dated as of September 29, 2000 (the "Exchange and Registration Rights Agreement"), between the Company and the Initial Purchasers named therein, the form of the Exchange Notes and the Registration Statement.

          In rendering the opinions expressed below, we have assumed (a) the due authorization, execution and delivery of each of the Indenture and the Exchange and Registration Rights Agreement by each of the parties thereto other than the Company, (b) that each of such parties has the legal power to act in the respective capacity or capacities in which it is to act thereunder, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to the original documents of all documents submitted to us as copies and the authenticity of such original documents, and (e) the genuineness of all signatures on all documents submitted to us.

          Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Exchange Notes, when duly executed and authenticated in accordance with the provisions of the Indenture and issued in exchange for the Original Notes pursuant to the Exchange and Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Exchange Notes is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation
(i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

          We hereby consent to the use of our name under the heading "Legal Opinions" in the Prospectus constituting a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,


                                        /s/ Milbank, Tweed, Hadley & McCloy LLP

DBB/HSK

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